Report of Independent Auditors


To the Shareholders and Board of Trustees of TIAA-CREF Life Funds

In planning and performing our audit
of the financial statements of TIAA-CREF
Life Funds (comprising, respectively,
the Stock Index, Growth Equity,
International Equity, Growth & Income,
Large-Cap Value, Small-Cap Equity,
Real Estate Securities, Social Choice
Equity, Bond and Money Market Funds)
for the period ended December 31, 2003,
we considered its internal control,
including control activities for
safeguarding securities, in order
to determine our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.

The management of TIAA-CREF Life
Funds is responsible for establishing
and maintaining internal control.
In fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of
controls.  Generally, controls
that are relevant to an audit pertain
to the entity's objective of preparing
financial statements for external
purposes that are fairly presented
in conformity with accounting
principles generally accepted
in the United States.  Those
controls include the safeguarding
of assets against unauthorized
acquisition, use, or disposition.

Because of inherent limitations
in internal control, error or
fraud may occur and not be detected.
Also, projection of any evaluation of
internal control to future periods
is subject to the risk that it may
become inadequate because of changes
in conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants. A material weakness
is a condition in which the
design or operation of one or
more of the internal control
components does not reduce to
a relatively low level the risk
that misstatements caused by
error or fraud in amounts that
would be material in relation
to the financial statements
being audited may occur and
not be detected within a timely
period by employees in the normal
course of performing their
assigned functions.  However,
we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined
above as of December 31, 2003.

This report is intended solely
for the information and use of
management and the Board of
Trustees of TIAA-CREF Life Funds
and the Securities and Exchange
Commission and is not intended to
be and should not be used by
anyone other than these specified
parties.

		ERNST & YOUNG LLP

February 18, 2004